Exhibit 10.2.2



THIS FIRST AMENDMENT AGREEMENT is made as of the 31st day of March, 2002

B E T W E E N:

                                 MAXXCOM INC.
                     a corporation incorporated under the
                        laws of the Province of Ontario
                                  ("Maxxcom")

                                    - and -

                                 MAXXCOM INC.
                     a corporation incorporated under the
                         laws of the State of Delaware
                                ("Maxxcom US")

                                 AS BORROWERS

                                    -AND -

                          MAXXCOM (NOVA SCOTIA) CORP.
                         MAXXCOM (USA) FINANCE COMPANY
                          MAXXCOM (USA) HOLDINGS INC.
                            1220777 ONTARIO LIMITED
                               NEWS CANADA INC.
                            1385544 ONTARIO LIMITED
                           MAXXCOM INTERACTIVE INC.
                           MACKENZIE MARKETING, INC.
                             MF+P ACQUISITION CO.
                              SMI ACQUISITION CO.
                            ACCENT ACQUISITION CO.
                              FMA ACQUISITION CO.
                              TC ACQUISITION INC.
                              ET ACQUISITION INC.
                              BZ ACQUISITION INC.
                              CDI ACQUISITION CO.
                           BRATSKEIR & COMPANY, INC.
                             CPB ACQUISITION INC.
             CORMARK MACPHEE COMMUNICATION SOLUTIONS (CANADA) INC.
                    CAMPBELL & PARTNERS COMMUNICATIONS LTD.
                       AMBROSE CARR LINTON CARROLL INC.
                                STUDIOTYPE INC.

                                 AS GUARANTORS

                                     -AND-

                            THE BANK OF NOVA SCOTIA
                a bank to which the Bank Act (Canada) applies,
               in its capacity as administrative agent hereunder

                            AS ADMINISTRATIVE AGENT

                                     -AND-

                            THE BANK OF NOVA SCOTIA
                a bank to which the Bank Act (Canada) applies,
                     in its capacity as a lender hereunder

                                    - and -

                      CANADIAN IMPERIAL BANK OF COMMERCE
                a bank to which the Bank Act (Canada) applies,
                     in its capacity as a lender hereunder

                                    - and -

                               BANK OF MONTREAL
                a bank to which the Bank Act (Canada) applies,
                     in its capacity as a lender hereunder

                                    - and -

                           THE TORONTO-DOMINION BANK
                a bank to which the Bank Act (Canada) applies,
                     in its capacity as a lender hereunder

                                    - and -

                             ROYAL BANK OF CANADA
                a bank to which the Bank Act (Canada) applies,
                     in its capacity as a lender hereunder

                                    - and -

                            THE BANK OF NOVA SCOTIA
                            by its Atlanta Agency,
                     in its capacity as a lender hereunder

                                    - and -

                                   CIBC INC.
 a financial institution incorporated under the laws of the State of Delaware, in its capacity as a lender hereunder

                                    - and -

                               BANK OF MONTREAL
                            by its Chicago branch,
                     in its capacity as a lender hereunder

                                    - and -

                        TORONTO DOMINION (TEXAS), INC.
            a corporation incorporated under the laws of Delaware,
                     in its capacity as a lender hereunder

                                    - and -

                             ROYAL BANK OF CANADA
               by its Grand Cayman (North America No. 1) Branch,
                     in its capacity as a lender hereunder

                                  AS LENDERS

RECITALS:

A. The Borrowers, certain of the Guarantors, the Agent and the Lenders are parties to a Second Amended and Restated Credit Agreement dated as of 11 July 2001 (the "Credit Agreement").

B. Since the date of the Credit Agreement, there have been changes to various Restricted Parties, as follows:

         (a) each of Campbell & Partners Communications Ltd., Cormark MacPhee Communication Solutions (Canada) Inc., Ambrose Carr Linton Carroll Inc. and Studiotype Inc. have become Wholly-Owned Subsidiaries of Maxxcom; and

         (b) effective 14 February 2002, Pavlika Chinnici Direct, LLC changed its name to Chinnici Direct, L.L.C.

C. Maxxcom has undertaken a restructuring and recapitalization plan to respond to difficult conditions in the advertising industry which plan involves, inter alia, discontinuance of certain operations and incurrence of various restructuring charges in relation thereto, borrowing Cdn. $25,000,000 of additional subordinated indebtedness from its majority shareholder, MDC Corporation Inc., and making a rights offering.

D. 1220777 Ontario Limited proposes to sell all of the outstanding Capital Stock held by it in News Canada Inc. and Maxxcom proposes to sell the inter-company balance due by News Canada Inc. to Maxxcom.

E.       Maxxcom has requested that the Lenders:

         (a) exclude the financial results of the Discontinued Operations from the determination of EBITDA for the purpose of calculating the financial covenants set forth in Sections 7.2(a), (b) and (c) of the Credit Agreement, commencing with calculations for the fiscal quarter ending 31 March 2002;

         (b) exclude the Restructuring Charges from the determination of EBITDA for the purpose of calculating the financial covenants set forth in Sections 7.2(a), (b) and (c) of the Credit Agreement, commencing with calculations for the fiscal quarter ending 31 March 2002;

         (c) agree to amend levels of the financial covenants set forth in Sections 7.2 (b) and (c) of the Credit Agreement;

         (d) exclude the amount of the MDC Subordinated Debt and the Rights Offering from the calculation of the Net Worth Base;

         (e) consent to the sale by 1220777 Ontario Limited of all of the outstanding Capital Stock held by it in News Canada Inc. and to the sale by Maxxcom of the inter-company balance due to it from News Canada Inc. referred to above; and

         (f) consent to certain other matters and make consequential amendments as set forth herein.

F. The Lenders have agreed to such requests on the terms and conditions set forth herein and the parties are entering into this First Amendment Agreement to give effect thereto and to make the other changes to the Credit Agreement reflected herein.

         NOW THEREFORE in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1 - New Definitions

         Section 1.1 of the Credit Agreement is amended by adding the following definitions:

         1.1.54.1 "Discontinued Operations" means the businesses and operations of McManus Elliot Communications Inc., Bang!Zoom LLC and E -Telligence LLC which have been discontinued by Maxxcom.

         1.1.72.1 "First Amendment Agreement" means the First Amendment Agreement to this Agreement made as of 31 March 2002.

         1.1.101.1 "MDC Intercreditor Agreement" means the intercreditor agreement dated as of 31 March 2002 between MDC Corporation Inc., the Agent for and on behalf of the Lenders, the Mezz Agent for and on behalf of the Mezz Holders, and the Restricted Parties.

         1.1.101.2 "MDC Subordinated Debt" means the subordinated loan made by MDC Corporation Inc. in favour of Maxxcom as evidenced by a demand promissory note dated 7 May 2002 in the amount of Cdn. $25,000,000 which bears interest at a rate of 2.5% per annum.

         1.1.152.1 "Restructuring Charges" means the fees, costs, expenses and charges relating to the rationalization of Maxxcom and the other Restricted Parties including without limitation the termination of the Discontinued Operations, including but not limited to, severance costs, occupancy charges, acquisition costs and new business costs, fixed asset and deferred charges and fees for the termination of leases and other commitments not in excess of Cdn. $14,200,000 and incurred not later than 31 December 2001.

         1.1.153.1 "Rights Offering" means the proposed offering to holders of outstanding common shares of Maxxcom of rights to subscribe for additional common shares of Maxxcom at a price per share to be determined and for gross proceeds of not less than Cdn. $25,000,000 and up to Cdn. $33,000,000, or any other equity infusion to Maxxcom agreed to between Maxxcom and MDC Corporation Inc. in lieu thereof yielding gross proceeds to Maxxcom of not less than Cdn. $25,000,000.

Section 2 - Amended Definitions

         Sections 1.1.31, 1.1.59, 1.1.79, 1.1.112, 1.1.118, 1.1.128, 1.1.132,
1.1.164, 1.1.177 and 1.1.181 of the Credit Agreement are deleted and replaced with the following provisions:

         1.1.31 "CanSubCos" means 1220777 Ontario Limited (an Ontario corporation), News Canada Inc. (an Ontario corporation), 656712 Ontario Limited (an Ontario corporation), Accumark Promotions Group Inc. (an Ontario corporation), Ambrose Carr Linton Carroll Inc. (an Ontario corporation), Bryan Mills Group Ltd. (an Ontario corporation), Cormark MacPhee Communication Solutions (Canada) Inc. (an Ontario corporation), Allard Johnson Communications Inc. (an Ontario corporation), Veritas Communications Inc. (an Ontario corporation), Integrated Healthcare Communications, Inc. (an Ontario corporation), Northstar Research Partners Inc. (an Ontario corporation), 1385544 Ontario Limited (an Ontario corporation), Maxxcom Interactive Inc. (an Ontario corporation), Campbell & Partners Communications Ltd. (an Ontario corporation), Studiotype Inc. (an Ontario corporation), and each future direct or indirect Subsidiary of Maxxcom or of any of the foregoing corporations incorporated under or operating in any Canadian jurisdiction from time to time and "CanSubCo" means any one of them.

         1.1.59 "EBITDA" means, with respect to any fiscal period and any Person, the net income of such Person determined in accordance with GAAP for such fiscal period plus or minus, to the extent deducted or added in determining such net income, without duplication:

                           (a) income taxes paid or payable or refunds received or receivable in respect of income taxes;

                           (b)      interest paid or payable or received or
                                    receivable;

                           (c)      extraordinary gains or losses;

                           (d) amortization, depreciation and other non-cash expenses; and

                           (e)      goodwill charges net of income taxes.

                           For greater certainty, when calculating EBITDA:

                           (f) for the purposes of determining the Total Debt Ratio and the Senior Debt Ratio only, the amount of income received or receivable from Non-wholly-owned
                                    Subsidiaries shall be excluded, other than Qualifying Income, which Qualifying Income shall have the effect of increasing EBITDA, if a positive number, and to the extent that Qualifying Income is a negative number, EBITDA shall be decreased by such amount;

                           (g) for the purposes of determining the Total Debt Ratio, the Senior Debt Ratio and the Interest Coverage Ratio, there shall be excluded the EBITDA which would otherwise be attributable to Accent Marketing Services, L.L.C., the EBITDA which would otherwise be attributable to any Restricted Party which has incurred Refinanced Intercorporate Debt and the EBITDA which would otherwise be attributable to 656712 Ontario Limited after 31 March 2001 until the time that its indebtedness to The Toronto-Dominion Bank is replaced with Permitted Intercorporate Debt;

                           (h) for the purposes of determining the Total Debt Ratio, the Senior Debt Ratio and the Interest Coverage Ratio as at 31 March 2002, 30 June 2002, 30 September 2002 and
                                    31 December 2002, the financial results of the Discontinued Operations shall be excluded from the calculation of EBITDA; and

                           (i) for the purposes of determining the Total Debt Ratio, the Senior Debt Ratio and the Interest Coverage Ratio as at 31 March 2002, 30 June 2002 and 30 September 2002,
                                    the Restructuring Charges, to the extent deducted in determining net income in the calculation of EBITDA, shall be added to EBITDA.

         1.1.79 "Guarantors" means Maxxcom US, Maxxcom (Nova Scotia) Corp., Maxxcom (USA) Finance Company, Maxxcom (USA) Holdings Inc., 1220777 Ontario Limited, News Canada Inc., 1385544 Ontario Limited, Maxxcom Interactive Inc., Mackenzie Marketing, Inc., MF + P Acquisition Co., SMI Acquisition Co., Accent Acquisition Co., FMA Acquisition Co., TC Acquisition Inc., ET Acquisition Inc., BZ Acquisition Inc., CDI Acquisition Co., Bratskeir & Company, Inc., CPB Acquisition Inc., Cormark MacPhee Communication Solutions (Canada) Inc., Campbell & Partners Communications Ltd., Ambrose Carr Linton Carroll Inc., Studiotype Inc. and each other Wholly-Owned Subsidiary of Maxxcom from time to time and "Guarantor" means any one of them.

         1.1.112 "Net Worth Base" shall, at 22 December 2000 be deemed to be Cdn. $100,000,000, and thereafter shall be calculated as the aggregate of Cdn. $100,000,000 plus:

                           (a) any additional capital contributed by the shareholders of Maxxcom if and to the extent only that such additional capital contributed gives rise to cash proceeds but, for greater certainty, excluding the amount of the MDC Subordinated Debt and the proceeds of the Rights Offering up to a maximum amount of Cdn. $25,000,000; and

                           (b) 50% of positive net income of Maxxcom on a consolidated basis in each fiscal year of Maxxcom;

                           each calculated on a cumulative basis for the period from 22 December 2000 to the date of calculation.

         1.1.118 "Opcos" means Mackenzie Marketing, Inc. (a Delaware corporation), Colle & McVoy, Inc. (a Minnesota corporation), Margeotes/Ferititta + Partners LLC (a Delaware corporation), Source Marketing LLC (a New York corporation), Accent Marketing Services, L.L.C. (a Delaware corporation), Fletcher Martin Ewing LLC (a Delaware corporation), Targetcom LLC (a Delaware corporation), E-Telligence LLC (a Delaware corporation), Bang!Zoom LLC (a Delaware corporation), Chinnici Direct, LLC (a Delaware corporation), Bratskeir & Company, Inc. (a Delaware corporation), e-Source Drive to Web Marketing LLC (a Delaware corporation), Crispin Porter & Bogusky LLC (a Delaware corporation) and each other Person in which a Controlling Interest is directly or indirectly acquired by Maxxcom US from time to time which is not an Acquireco and "Opco" means any one of them.

         1.1.128 "Permitted Indebtedness" means at any time (and without duplication) the following Debt:

                           (a)      the Obligations;

                           (b) other debts, liabilities and obligations of any Restricted Party under any Credit Document to which it is a party;

                           (c)      the Mezz Obligations;

                           (d)      the MDC Subordinated Debt;

                           (e) other debts, liabilities and obligations of any Restricted Party under any Mezz Credit Document to which it is a party;

                           (f) debts, liabilities and obligations secured by Permitted Encumbrances;

                           (g)      Permitted Subordinated Debt;

                           (h)      Permitted Intercorporate Debt;

                           (i)      Subordinated Shareholder Debt;

                           (j)      Refinanced Intercorporate Debt;

                           (k)      Unsecured Repurchase Indebtedness;

                           (l)      Deferred Purchase Price Obligations;

                           (m) the indebtedness evidenced by a promissory note dated 14 March 1997 in the principal amount of Cdn. $500,000 made by 1220777 Ontario Limited to News Group Limited; and

                           (n) such other Debt as may be consented to in writing from time to time by the Lenders in accordance with Section 9.9.

         1.1.132           "Permitted Payments" means:

                           (a)      payments of the Obligations;

                           (b)      payments in relation to the Mezz
                                    Obligations to the extent permitted
                                    hereunder and under the Mezz
                                    Inter-Creditor Agreement;

                           (c) the payment of management fees, dividends and other distributions in compliance with any applicable Restricted Party Shareholder Agreement by: (i) any Opco to the Acquireco which is its Shareholder;
                                    (ii) by any Opco which does not have an
                                    Acquireco as its majority Shareholder, to
                                    Maxxcom (USA) Holdings Inc. or to Maxxcom
                                    US; (iii) by any CanSubCo to the
                                    Restricted Party which is its majority
                                    Shareholder or to Maxxcom; (iv) by Maxxcom
                                    US to Maxxcom or to Maxxcom (Nova Scotia)
                                    Corp.; (v) by either Finco to the
                                    Restricted Party which is its Shareholder
                                    (or, as applicable, other holder of its
                                    ownership interests) or to Maxxcom, (vi)
                                    by Maxxcom (Nova Scotia) Corp. to Maxxcom,
                                    (viii) by any Acquireco to the Restricted
                                    Party which is its Shareholder or to
                                    Maxxcom and (ix) by any Foreign Opco to
                                    Interfocus Group Limited, any other
                                    Restricted Party which is its immediate
                                    parent, or Maxxcom;

                           (d) the payment by Maxxcom to MDC Corporation Inc. of (i) fees in relation to provision of administrative services and benefits by MDC Corporation Inc. to Maxxcom, (ii) fees in consideration of services provided by MDC Corporation Inc. to Maxxcom as needed in connection with mergers and acquisitions advisory and other services which are provided on arm's length commercial terms and are approved by the corporate governance committee of Maxxcom, and (iii) interest accruing on the MDC Subordinated Note at the rate of 2.5% per annum, the aggregate of which amounts shall not exceed Cdn. $180,000 in any fiscal year of Maxxcom at any time when there has not occurred an Event of Default or a Pending Event of Default which is continuing;

                           (e) the payment by Maxxcom to Nadal Financial Corporation or any Affiliate thereof of fees pursuant to a management services agreement in relation to provisions of certain financial advisory services by Nadal Financial Corporation to Maxxcom not in excess, in the aggregate, of Cdn. $300,000 in any fiscal year of Maxxcom and the reimbursement of reasonable expenses incurred by Nadal Financial Corporation or any Affiliate thereof incurred in relation thereto at any time when there has not occurred an Event of Default or a Pending Event of Default which is continuing;

                           (f)      [intentionally deleted]

                           (g)      payments made by Maxxcom or another
                                    Restricted Party to Amadeus Capital
                                    Corporation to reimburse it for amounts
                                    paid by Amadeus Capital Corporation to its employee (and arm's length third parties respecting his employment) currently acting in the role of New York based Senior Vice President, Corporate Development for Maxxcom;

                           (h) the payment of any Earnout Payment or other payment on account of Deferred Purchase Price Obligations at any time when there has not occurred an Event of Default or a Pending Event of Default which is continuing;

                           (i) any payment to a Minority Shareholder of a Restricted Party by way of bonus, overhead recovery, fees and/or dividends under and in accordance with the applicable Restricted Party Shareholder Agreement;

                           (j) prior to the occurrence of an Event of Default or a Pending Event of Default which is continuing, payments in respect of Permitted Indebtedness in accordance with the terms of the agreements or documents creating or evidencing same;

                           (k) any payment on account of a Permitted Acquisition at any time when there has not occurred an Event of Default or a Pending Event of Default which is continuing;

                           (l) operating expenses and trade payables in the ordinary course of business;

                           (m)      capital expenditures permitted hereunder;
                                    and

                           (n)      scheduled payments of interest on
                                    Permitted Subordinated Debt (which, for
                                    greater certainty, does not include the
                                    Mezz Obligations), provided the portion of the interest payable thereon in cash does not exceed 8.0% per annum and provided no such interest will be payable if any Pending Event of Default or Event of Default has occurred and is continuing or would occur as a result of the payment thereof (and subject to such other limitations as may be specified in the agreements referred to in clause (d) of the definition of Permitted Subordinated
                                    Debt).

         1.1.164 "Senior Debt" means, at any time, the aggregate (without duplication) of all amounts outstanding under the Credit and all other funded indebtedness for borrowed money of a person, ranking, or capable of ranking, senior to or pari passu with indebtedness under the Credit at such time which, for greater certainty, includes such amounts for Subsidiaries which are reflected in Maxxcom's consolidated financial statements, but shall exclude Permitted Indebtedness of Accent Marketing Services, L.L.C. from time to time; provided however, that for the purposes of calculating Senior Debt as at 31 March 2002, the amount of $25,000,000 shall be deducted from the amount which would otherwise be calculated in accordance with this Section 1.1.164.

         1.1.177 "Total Debt" means, at any time, the aggregate (without duplication) of all Debt of a person at such time, but for greater certainty, shall not include the MDC Subordinated Debt; provided however, that for the purposes of calculating Total Debt as at 31 March 2002, the amount of $25,000,000 shall be deducted from the amount which would otherwise be calculated in accordance with this
                           Section 1.1.177.

         1.1.181 "Unrestricted Parties" means each of Strategies International America Inc. (a Delaware corporation), Studio Pica Inc. (an Ontario corporation), Sable Advertising Systems, Inc. (a Minnesota corporation), Northstar Research Partners U.S.A. Inc. (a Delaware corporation) and Northstar Research Limited (a UK company) for so long as such entity is not a Wholly-Owned Subsidiary of Maxxcom and each other Person which, from time to time, in compliance with this Agreement, is or becomes a Non-wholly-owned Subsidiary of a Restricted Party which itself is not directly or indirectly wholly-owned by Maxxcom for so long as such Person is not a Wholly-Owned Subsidiary of Maxxcom provided that, for greater certainty, the foregoing shall not include a Foreign Opco and "Unrestricted Party" means any one of them.

Section 3 - Amendment to Interest Rates, Bankers' Acceptance Fees and L/C
            Commissions

         Section 2.4(a) of the Credit Agreement is deleted and replaced with the following provision:

         2.4      Interest Rates, Bankers' Acceptance Fees and L/C Commissions

                  (a) Interest rates, Bankers' Acceptance Fees and L/C commissions in respect of Advances under the Credit (except as otherwise noted) shall vary according to the Total Debt Ratio, as follows:


                                              - APPLICABLE MARGIN -
                                                      FOR:
                                                  (% per annum)

                                                                              Bankers' Acceptance
                                    Prime Rate and                               Fees and L/C
          Total Debt Ratio        Base Rate Advances       LIBOR Advances         Commissions       Standby Fees
          ----------------        ------------------       --------------         -----------       -------------

     greater than 5 to 1                 2.75%                  3.75%                3.75%              0.75%

     greater than 4 to 1 and             2.375%                 3.375%               3.375%             0.675%
     less than or equal to 5
     to 1

     greater than 3 to 1 and             2.00%                  3.00%                3.00%              0.625%
     less than or equal to 4
     to 1

     greater than 2.5 to 1 but           1.50%                  2.50%                2.50%              0.625%
     less than or equal to 3
     to 1

     greater than 2 to 1 but             1.25%                  2.25%                2.25%              0.50%
     less than or equal to 2.5
     to 1

     greater than 1.5 to 1 but           1.00%                  2.00%                2.00%              0.50%
     less  than or equal to 2
     to 1

     less than or equal to 1.5           0.75%                  1.75%                1.75%              0.375%
     to 1


         All figures shown above represent per cent per annum and each such figure, when applicable from time to time to Prime Rate Advances, Base Rate Advances and LIBOR Advances, shall be referred to herein as the "Applicable Margin". Interest on Prime Rate Advances shall be Prime Rate plus the Applicable Margin as set forth above. Interest on Base Rate Advances shall be, as applicable, the Alternate Base Rate Canada or the U.S. Alternate Base rate plus the Applicable Margin as set forth above. Interest on the LIBOR Advances shall be the LIBO Rate for the applicable LIBOR Period plus the Applicable Margin as set forth above. The Bankers' Acceptance Fee shall be as set forth above. The interest payable on BA Equivalent Loans shall be determined as contemplated by Section 5.12(b).

Section 4 - Amendment to Security

         The Credit Agreement is amended to add the following provisions as
Section 3.3.1 thereof:

         3.3.1    Acknowledgement re MDC Intercreditor Agreement

                  Each of the Borrowers and the Guarantors acknowledge that they have actual notice of the terms of the MDC Intercreditor Agreement, consent to the MDC Intercreditor Agreement and the terms thereof and covenant with the Agent and each of the Lenders that they will at all times during the continuance of the MDC Intercreditor Agreement comply and act in accordance with the terms, provisions and intent of that agreement. Each of the Borrowers and the Guarantors also acknowledge that the terms and conditions of the MDC Intercreditor Agreement are for the sole benefit of the Agent, the Lenders, the Mezz Agent and the Mezz Holders and MDC Corporation Inc. and that nothing in that agreement shall be construed as conferring any rights upon any of the Borrowers, the Guarantors, any other Restricted Party or any third party.

                  To the extent that any Payor (as defined in Section 3.3) or MDC Corporation Inc. receives any monies, by realization on security or otherwise, which it is required to pay over in whole or in part to another party to the MDC Intercreditor Agreement pursuant to the terms of the MDC Intercreditor Agreement, the debts, liabilities and obligations of the Borrowers, the Guarantors and any other Restricted Party to the Payor or MDC Corporation Inc. shall not be reduced and discharged by receipt of such monies (except to the extent such monies are subsequently paid by the Agent to a Payor or MDC Corporation Inc.).

                  The terms of this Section shall survive the termination of this Agreement and continue for the benefit of the Agent and the Lenders so long as the MDC Intercreditor Agreement remains in effect.

Section 5 - Amendment to Financial Covenants

(a) Section 7.2(b) of the Credit Agreement is deleted and replaced with the following provision:

         7.2      (b)      For each time period set forth below, Maxxcom
                           on a consolidated basis shall maintain a Senior
                           Debt Ratio of not more than the ratios set forth below:


                           Period                                                         Ratio
                           ------                                                         -----

                           Up to and including 30 June 2002                               3.00 to 1.0
                           From 1 July 2002 to 30 September 2002                          3.25 to 1.0
                           From 1 October 2002 to 30 September 2003                       2.50 to 1.0
                           From 1 October 2003 to 31 March 2004                           2.25 to 1.0
                           Thereafter                                                     2.00 to 1.0


(b) Section 7.2(c) of the Credit Agreement is deleted and replaced with the following provision:

         7.2      (c)      For each time period set forth below, Maxxcom
                           on a consolidated basis shall maintain a Total Debt
                           Ratio of not more than the ratios set forth below:


                           Period                                                         Ratio
                           ------                                                         -----

                           As at 31 March 2002                                            5.50 to 1.0
                           From 1 April 2002 to 30 September 2002                         6.25 to 1.0
                           From 1 October 2002 to 31 December 2002                        5.50 to 1.0
                           From 1 January 2003 to 31 March 2003                           5.75 to 1.0
                           From 1 April 2003 to 30 June 2003                              5.50 to 1.0
                           From 1 July 2003 to 30 September 2003                          5.25 to 1.0
                           From 1 October 2003 to 31 December 2003                        4.75 to 1.0
                           From 1 January 2004 to 31 March 2004                           4.50 to 1.0
                           From 1 April 2004 to 30 June 2004                              4.25 to 1.0
                           From 1 July 2004 to 30 September 2004                          3.75 to 1.0
                           From 1 October 2004 to 31 December 2004                        3.50 to 1.0
                           Thereafter                                                     3.00 to 1.0


Section 6 - Amendment to Negative Covenants

(a) Section 7.4(d) of the Credit Agreement is deleted and replaced with the following provision:

         7.4      (d)      make any Investment in or acquisition of a
                           Person other than a Permitted Acquisition or an acquisition of Capital Stock of Restricted Party from a Minority Shareholder pursuant to the applicable Restricted Party Shareholder Agreement
                           (herein, a "Minority Acquisition") or make a Permitted Acquisition or a Minority Acquisition at any time:

                           (i)      when there has occurred an Event of
                                    Default or Pending Event of Default which is continuing;

                           (ii) unless the Senior Debt Ratio has, at such time, been less than 2.25 to 1 for at least two consecutive fiscal quarters, except where the Permitted Acquisition is funded solely from the proceeds of an issuance of equity of Maxxcom;

                           (iii) when it has not provided an Acquisition Certificate to the Agent at least 5 days prior to entering into a definitive purchase agreement (or other legally binding purchase obligation) in respect thereof, provided that no Acquisition Certificate shall be required in the case of a Permitted Acquisition (A) under paragraphs (d) and (g) of the definition thereof, and (B) which are Permitted Non-Conforming Acquisitions described in
                                    Section 1.1.131(a);

                           (iv) when (if obligated to do so hereunder) it has not executed and delivered the Acquisition Security or demonstrated to the reasonable satisfaction of the Agent that the Acquisition Security is available to be provided concurrent with or immediately following completion of the proposed Permitted Acquisition and, if applicable, that any Follow-Up Merger can be successfully completed;

                           (v) when it has not obtained the consent of the Majority Lenders (such consent not to be unreasonably withheld) to the proposed Permitted Acquisition if the consideration payable in satisfaction of the purchase price for such acquisition (other than consideration consisting of shares of Maxxcom or any acquired entity issued on the closing of the transaction) exceeds 10% of the book value of the total consolidated assets of Maxxcom as at the date of Maxxcom's most recently completed fiscal quarter;

                           (vi) that the Investment or acquisition would not otherwise be permitted to be made under the Mezz Debenture; or

                           (vii) if, in the case of the acquisition of an American Entity, such entity would not be Solvent after giving effect to the acquisition and all related transactions;

(b) Section 7.4 of the Credit Agreement is further amended by adding the following provision as Section 7.4(kk.1):

         7.4(kk.1)         make, permit or agree to any amendment,
                           modification, supplement, replacement or any other change to the terms and conditions of the MDC
                           Subordinated Debt (or any documentation relating thereto) or make or permit any payment whatsoever on account of principal or any other amount under or in connection with the MDC Subordinated Debt
                           (other than interest on the MDC Subordinated Debt as permitted under Sections 7.4 (o) and 1.1.132 (d) of the Credit Agreement and Section 3.2 of the MDC
                           Intercreditor Agreement), or purchase, repurchase, retract, repay, prepay, acquire, redeem or otherwise retire for value in any manner whatsoever all or any part of the MDC Subordinated Debt;
                           provided nothing in here shall prohibit MDC
                           Corporation Inc. from setting off the principal amount due on the MDC Subordinated Debt against the subscription price of the rights or other equity acquired by it pursuant to the Rights Offering;

Section 7 - Amendment to Agency Provision

         Section 9.12 is deleted and replaced with the following provision:

         9.12     Authorization of Inter-Creditor Agreements

                  Each of the Lenders hereby authorizes and directs the Agent to execute and deliver the Mezz Inter-Creditor Agreement on its behalf and agrees that the Mezz Inter-Creditor Agreement shall be binding on it as if it was a party thereto. Each of the Lenders hereby authorizes and directs the Agent to execute and deliver the MDC Intercreditor Agreement on its behalf and agrees that the MDC Intercreditor Agreement shall be binding on it as if it was a party thereto.

Section 8 - Amendment to Schedule T

         Schedule T to the Credit Agreement is amended by changing the reference in item 3 thereof from "...Section 1.1.132(f)..." to "...Section 1.1.132(d)...".

Section 9 - Consents

         Subject to the terms and conditions hereof, the Lenders hereby:

         (a) notwithstanding Sections 2.7(c)(ii) and (d) of the Credit Agreement, agree that the proceeds of the MDC Subordinated Debt, and of the Rights Offering, to the extent only of Cdn. $25,000,000, shall not reduce the Credit Limit and, if applicable, be required to be paid to the Agent in reduction of outstanding Advances in excess of the Credit Limit as so reduced, it being understood and agreed that any proceeds of the Rights Offering in excess of Cdn. $25,000,000 shall reduce the Credit Limit and are required to be applied in accordance with the Credit Agreement;

         (b) consent, for the purposes of Section 7.4(i) of the Credit Agreement, to the sale of (i) 100% of the outstanding Capital Stock of News Canada Inc. by 1220777 Ontario Limited, and (ii) the inter-company balance due by News Canada Inc. to Maxxcom, in each case to 2009371 Ontario Inc. for a purchase price not less than Cdn. $3,000,000 on the condition that Cdn. $3,000,000 is paid to the Agent, and the Credit Limit is reduced by such amount, in accordance with
                  Section 2.7(b) of the Credit Agreement, and hereby direct the Agent to release Security made by or in relation to News Canada Inc. and such inter-company balance in favour of the Agent upon completion of such sale;

         (c) consent, for the purposes of Section 7.4(b) of the Credit Agreement, to the incurrence of the MDC Subordinated Debt;

         (d) consent, for the purposes of Section 7.4(ll) of the Credit Agreement, to the amendments to the Mezz Debenture effected by the First Amendment to Subordinated Debenture made as of 31 March 2002 between Maxxcom and the Mezz Agent; and

         (e) consent to the discontinuance of the businesses and operations of McManus Elliot Communications Inc., Bang!Zoom LLC and E-Telligence LLC.

Section 10 - Conditions Precedent to Effectiveness of this First Amendment
             Agreement

         This First Amendment Agreement and the consents contained herein shall become binding on the Lenders only upon satisfaction of the following conditions precedent:

         (a) execution and delivery of this First Amendment Agreement by each of the Borrowers and the Guarantors;

         (b) execution and delivery of this First Amendment Agreement by the Lenders in accordance with Section 9.9 of the Credit Agreement;

         (c) execution and delivery of the MDC Intercreditor Agreement by all parties thereto, in form and substance satisfactory to the Agent and the Lenders;

         (d) evidence that the Mezz Agent and the Mezz Holders have, for the purposes of the Mezz Debenture, consented to each of the matters consented to in this First Amendment Agreement or that such consent is not required under the Mezz Debenture and the Agent being satisfied with the other amendments to the Mezz Credit Documents made in that connection;

         (e) no Event of Default or Pending Event of Default having occurred and being continuing as at the date of satisfaction of all of the foregoing conditions precedent;

         (f) the Agent having received, for the account of each of the consenting Lenders, an amendment fee equal to 0.625% of their respective Proportionate Shares;

         (g) the Agent having received all fees or other amounts owing to it;

         (h) the Agent having received the favourable opinion of Blake Cassels & Graydon LLP or Fogler, Rubinoff LLP, Ontario counsel to Maxxcom, in relation to the enforceability of this First Amendment Agreement; and

         (i) such corporate resolutions, incumbency and other certificates of each of the Borrowers, the Guarantors and the other Restricted Parties as the Agent may reasonably request in connection with this First Amendment Agreement and the transactions contemplated hereby.

Section 11 - Authorization of MDC Intercreditor Agreement

         Each of the Lenders hereby authorizes and directs the Agent to execute and deliver the MDC Intercreditor Agreement on its behalf and agrees that the MDC Intercreditor Agreement shall be binding on it as if it was a party thereto.

Section 12 - Authorization of MDC Intercreditor Agreement

         Each of the Borrowers and the Guarantors acknowledge:

         (a) that they have actual notice of the terms of the MDC Intercreditor Agreement, consent to the MDC Intercreditor Agreement and the terms and conditions thereof and covenant with the Agent and each of the Lenders that they will at all times during the continuance of the MDC Intercreditor Agreement comply and act in accordance with the terms, provisions and intent of that agreement; and

         (b) the terms and conditions of the MDC Intercreditor Agreement are for the sole benefit of the Agent, the Lenders, the Mezz Agent, the Mezz Holders and MDC Corporation Inc. and that nothing in the MDC Intercreditor Agreement shall be construed as conferring any rights upon the Borrowers or the Guarantors or any third party.

Section 13 - Continuing Effect of Credit Agreement

         Except as amended by this First Amendment Agreement, the Credit Agreement shall remain in full force and effect, without amendment, and is hereby ratified and confirmed. Each of the Borrowers and the Guarantors confirms that the guarantees and Security made or granted by it pursuant to the Credit Agreement remains in full force and effect notwithstanding the amendments and supplements to the Credit Agreement contained herein.

Section 14 - Counterparts and Facsimile

         This First Amendment Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same agreement. For the purposes of this Section, the delivery of a facsimile copy of an executed counterpart of this First Amendment Agreement shall be deemed to be valid execution and delivery thereof.

Section 15 - Governing Law

         The parties agree that this First Amendment Agreement shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

Section 16 - Interpretation

         Capitalized terms used herein, unless otherwise defined or indicated herein, have the respective meanings ascribed thereto in the Credit Agreement. This First Amendment Agreement and the Credit Agreement shall be read together and have effect so far as practicable as though the provisions thereof and the relevant provisions hereof are contained in one document.

         IN WITNESS OF WHICH, the parties have executed this Agreement.

THE LENDERS


The Bank of Nova Scotia                       THE BANK OF NOVA SCOTIA
Scotia Capital
Corporate Banking-Industrial
  Products                                    By:
16th Floor                                       -----------------------------
44 King Street West                              S. J. Meinig
Toronto, Ontario                                 Director
M5H 1H1

                                              By:
                                                 ----------------------------
Attention:       Managing Director               R. M. Porter
Telecopier No.   (416) 866-2009                  Associate Director


Canadian Imperial Bank of Commerce            CANADIAN IMPERIAL BANK OF COMMERCE
Canadian Credit Capital Markets
BCE Place, 8th Floor
161 Bay Street                                By:
Toronto, Ontario                                  ----------------------------
M5J 2S8                                           L. McDonald
                                                  Managing Director


                                              By:
                                                 -----------------------------
Attention:       Managing Director               Name:
Telecopier No.   (416) 956-3816                  Title


Bank of Montreal                              BANK OF MONTREAL
Media, Telecom & Technology
Corporate & Investment Banking
1, First Canadian Place                       By:
100 King Street West                             ----------------------------
4th Floor                                        Name:
Toronto, Ontario                                 Title:
M5X 1H3

Attention:       Managing Director
Telecopier No.   (416) 359-7796


Royal Bank of Canada                          ROYAL BANK OF CANADA
13th Floor, South Tower
Royal Bank Plaza
200 Bay Street                                By:
Toronto, Ontario                                  ----------------------------
M5J 2J5                                           Name:
                                                  Title:

Attention:       Senior Manager
Telecopier No.   (416) 974-2249


The Toronto-Dominion Bank                     THE TORONTO-DOMINION BANK
55 King Street West
8th Floor
Toronto-Dominion Bank Tower                   By:
Toronto, Ontario                                 -----------------------------
M5K 1A2                                          Name:
                                                 Title:

Attention:       Vice President
Telecopier No.   (416) 944-5164


The Bank of Nova Scotia                       THE BANK OF NOVA SCOTIA, by its
Suite 2200                                    Atlanta Agency
600 Peachtree Street N.E.
Atlanta, Georgia
30308                                         By:
                                                 -----------------------------
                                                 Name:
                                                 Title:

Attention:       Senior Manager
Telecopier No.   (404) 888-8998


CIBC Inc.                                     CIBC INC.
425 Lexington Avenue
8th Floor
New York, New York                            By:
10017                                            -----------------------------
                                                 Name:
                                                 Title:
                                              (CIBC World Markets Corp.,
                                              as agent for CIBC Inc.)

Attention:       Executive Director
Telecopier No.   (212) 856-3761


Bank of Montreal, by its Chicago branch       BANK OF MONTREAL
Media, Telecom & Technology
Asset Portfolio Group
Investment & Corporate Banking                By:
430 Park Avenue                                  ------------------------------
15th Floor                                       Name:
New York, New York                               Title:
10022

Attention:       Managing Director
Telecopier No.   (212) 605-1648

Royal Bank of Canada,                         ROYAL BANK OF CANADA, by its
by its Grand Cayman (North America            Grand Cayman (North America No.
No. 1) Branch                                 1) Branch
c/o New York Branch
One Liberty Plaza
165 Broadway                                  By:
New York, New York                                ----------------------------
10006-1404                                        Name:
                                                  Title:

Attention:       Ms. Linda Joannou
Telecopier No.   (212) 428-2372

with a copy to:
Royal Bank of Canada
One Liberty Plaza
4th Floor
165 Broadway
New York, New York
10006-1404
Attention:       Mr. N.G. Millar
Telecopier No.   (212) 809-7148


Toronto Dominion (Texas), Inc.                TORONTO DOMINION (TEXAS), INC.
909 Fannin Street, 17th Floor
Houston, Texas
77010                                         By:
                                                 ----------------------------
                                                 Name:
                                                 Title:

Attention:       Vice-President
Telecopier No.   (713) 951-9921


THE BORROWERS

Maxxcom Inc.                                  MAXXCOM INC., an Ontario
35A Hazelton Avenue                           corporation
Toronto, Ontario
M5R 2E3
                                              By:
                                                 ----------------------------
                                                 G. Gibson
                                                 Authorized Signing Officer
Attention:       Chief Financial Officer
Telecopier No.   (416) 960-6093
                                              By:
                                                 ----------------------------
                                                 R. Dickson
                                                 Authorized Signing Officer


Maxxcom Inc.                                  MAXXCOM INC., a Delaware
c/o 35A Hazelton Avenue                       corporation
Toronto, Ontario
M5R 2E3
                                              By:
                                                 ----------------------------
                                                 G. Gibson
                                                 Authorized Signing Officer
Attention:       The President
Telecopier No.   (416) 960-6093              By:
                                                -----------------------------
                                                R. Dickson
                                                Authorized Signing Officer


THE GUARANTORS

c/o Maxxcom Inc.                             MAXXCOM (NOVA SCOTIA) CORP
35A Hazelton Avenue                          MAXXCOM (USA) FINANCE
Toronto, Ontario                               COMPANY
M5R 2E3                                      MAXXCOM (USA) HOLDINGS INC.
                                             1220777 ONTARIO LIMITED
                                             NEWS CANADA INC.
                                             1385544 ONTARIO LIMITED
                                             MAXXCOM INTERACTIVE INC.
                                             MF+P ACQUISITION CO.
                                             SMI ACQUISITION CO.
                                             ACCENT ACQUISITION CO.
                                             FMA ACQUISITION CO.

Attention:       Chief Financial Officer
Telecopier No.   (416) 960-6093

                                             By:
                                                -----------------------------
                                                W. Campbell
                                                Authorized Signing Officer


                                             BRATSKEIR & COMPANY, INC.
                                             CPB ACQUISITION INC.
                                             CORMARK MACPHEE
                                               COMMUNICATION SOLUTIONS
                                               (CANADA) INC.
                                             CAMPBELL & PARTNERS
                                               COMMUNICATIONS LTD.
                                             AMBROSE CARR LINTON CARROLL INC.
                                             STUDIO TYPE INC.


                                             By:
                                                -----------------------------
                                                R. Dickson
                                                Authorized Signing Officer


                                             MACKENZIE MARKETING, INC.


                                             By:
                                                 ----------------------------
                                                 G. Gibson
                                                 Authorized Signing Officer


                                             TC ACQUISITION INC.
                                             ET ACQUISITION INC.
                                             BZ ACQUISITION INC.
                                             CDI ACQUISITION CO.


                                             By:
                                                 ---------------------------
                                                 R. Forzley
                                                 Authorized Signing Officer


THE AGENT

The Bank of Nova Scotia                      THE BANK OF NOVA SCOTIA,
Scotia Capital                               as Administrative Agent
Corporate Banking-Loan Syndications
17th Floor
44 King Street West                          By:
Toronto, Ontario                                 -----------------------------
M5H 1H1                                          D. C. Maddocks
                                                 Director


                                             By:
                                                 -----------------------------
                                                 S. L. Luna
                                                 Associate Director

Attention:       Managing Director
Telecopier No.   (416) 866-3329